        LINDE COMPENSATION DEFERRAL PROGRAM

Amended and Restated as of September 1, 2020

TABLE OF CONTENTS

LINDE COMPENSATION DEFERRAL PROGRAM
SECTION 1:    PURPOSE
The purpose of the Linde Compensation Deferral Program (the “Plan”) is to provide: (i) Eligible Employees an opportunity to annually elect in advance to defer a portion or all of their Variable Compensation Awards granted pursuant to Linde’s Variable Compensation Plans; (ii) Designated Employees an opportunity to annually elect in advance to defer a portion or all of their base salaries; and (iii) Eligible Employees with Linde contributions lost under the Savings Plan because of the limitations imposed under Code Section 401(a)(17).
SECTION 2:    DEFINITIONS
2.1.“Affiliate” means any entity, whether or not incorporated, which is treated as a single employer with Linde under Code Sections 414(b), (c), (m) or (o), provided, however, that for purposes of determining whether a Participant has incurred a Separation from Service under the Plan, Code Sections 414(b) and (c) shall be applied using an “at least 50 percent” common ownership threshold in lieu of the “at least 80 percent” threshold otherwise applicable.
2.2.“Beneficiary” means the person, persons or estate entitled (as determined under Section 6) to receive payment under the Plan following a Participant’s death.
2.3.“Board” means Linde’s Board of Directors.
2.4.“Change in Control” means the occurrence of any one of the following events with respect to Linde:
    (a)     during a 12-month period, a majority of the individuals who constitute the Board are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

    (b)    any one person, or more than one person acting as a group, becomes owner as defined in Section 318(a) of the Code (or has become owner during the 12-month period ending on the date of the most recent acquisition by such person or group), of stock of Linde possessing 30 percent or more of the total voting power of the stock of Linde; provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by Linde or any of its subsidiaries, (ii) by any employee benefit plan sponsored or maintained by Linde or any of its subsidiaries, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or
    (c)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from Linde that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of Linde immediately prior to such acquisition(s); provided, however, that a transfer of assets by Linde is not treated as a Change in Control if the assets are transferred to: (i) a shareholder of Linde (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by Linde; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all outstanding stock of Linde; or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (iii). For purposes of this paragraph, (1) gross fair market value means the value of the assets of Linde, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets; or

(d)    any one person, or more than one person acting as a group, becomes owner, as defined in Section 318(a) of the Code, of stock of Linde that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of stock of Linde; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of stock of Linde, the acquisition of additional stock by the same person is not considered to cause a Change in Control. This paragraph applies only when there is a transfer of stock of Linde (or issuance of stock of Linde) and stock in Linde remains outstanding after the transaction.
For purposes of this definition:
    (i) a “person” shall be as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
    (ii) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with Linde. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the corporation prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of Linde at the same time, or as a result of the same public offering.

2.5.“CHRO” mean’s Linde’s Chief Human Resources Officer or the individual with functionally equivalent responsibilities.
2.6.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7.“Committee” means the Compensation and Management Development Committee of the Board, or any successor committee of the Board.
2.8.“Company” means Linde Inc. (formerly Praxair, Inc.), a wholly-owned subsidiary of Linde, and its U.S. Affiliates.
2.9.“Company Contribution” means a credit on a Participant’s behalf described in Section 4.2.
2.10.“Date of Deferral” means (i) with respect to the deferral of base salary or a Variable Compensation Award, the date on which such amount would have been paid by the Company absent the Participant’s deferral election, and (ii) with respect to Company Contributions for a given Plan Year, the day following the date that the Committee determines the common stock value for the Company Contribution deferral pursuant to the last sentence of Section 2.21.
2.11.“Disability” means a Participant’s total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the CHRO or his or her designee.
2.12.“Employee” means an individual who is an employee of the Company. An Employee shall be an “Eligible Employee” for any Plan Year for which he or she is on the U.S. Ultipro payroll of the Company in a position with a Linde Global Grade of 19 or higher (or the equivalent thereof) and is eligible to participate in a Variable Compensation Plan. An Employee shall be a “Designated Employee” for any Plan Year in which he or she in an Eligible Employee and is designated by the CHRO, in his or her sole discretion, as eligible to elect to defer base salary pursuant to Section 4.1(b).
2.13.“Fixed Income Rate” shall be determined for each Plan Year and shall be equal to the 1-year U.S. Treasury Bond rate in effect as of the end of the immediately preceding Plan Year, plus 50 basis points.
2.14.“Linde” means Linde plc and any successor thereof by merger, consolidation or otherwise.
2.15.“Participant” means an Eligible Employee who: (i) previously elected to defer a portion or all of his or her base salary paid prior to January 1, 2006 to the Plan; (ii) is a Designated Employee and elects in advance under the Plan to defer all or a portion of his or her base salary for any Plan Year beginning after December 31, 2008; (iii) elects in advance under the Plan to defer a portion or all of any Variable Compensation Award that may be granted to him or her for a Plan Year, and who is in fact subsequently granted such an Award which is payable for said year on the Date of Deferral; or (iv) is credited with a Company Contribution pursuant to Section 4.2 of this Plan with respect to any Plan Year.
2.16.“Plan” means this Linde Compensation Deferral Program.
2.17.“Plan Year” means the calendar year.
2.18.“Retirement” means a Participant’s Separation from Service, after attaining age 50 and completing at least five years of service (as such service would be recognized under the Praxair Pension Plan component of the Linde U.S. Pension Plan if the Participant is, or had been, a participant in such Pension Plan).
2.19.“Savings Plan” means the Linde Retirement Savings Plan.

2.20.“Separation from Service” means a Participant’s separation from service with the Company, determined in accordance with Code Section 409A and the Treasury Regulations issued thereunder.
2.21.“Stock Value Rate” means the difference between the value of Linde’s common stock (a) as of the date amounts credited to the Plan are directed, by initial election or by reallocation, into the Stock Value Rate (or, in the case of initial deferrals of Company Contributions or of Variable Compensation Awards, the common stock value determined by the Committee in accordance with the last sentence of this Section), and (b) the date such amounts are paid out or withdrawn pursuant to Section 5. The Stock Value Rate shall include the value of any dividends paid on Linde’s common stock during the period for which the Stock Value Rate is being determined, as if such dividends were reinvested, when payable, in additional shares of Linde’s common stock purchased at the value of Linde’s common stock on the dividend payment date. Except as provided in the next sentence, the value of Linde’s common stock for purposes of this Section, shall mean the closing price of the stock on the New York Stock Exchange on the relevant date of determination. In January of each Plan Year, the Committee shall determine the common stock value to be used in valuing deferrals of Variable Compensation Awards and Company Contributions to be awarded with respect to the immediately preceding Plan Year.
2.22.“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from any of the following, to the extent that the emergency cannot be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by the cessation of deferrals under the Plan:

(a)     an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B));
(b)    the loss of the Participant’s property due to casualty;
(c)    the need to pay medical expenses;
(d)the need to pay for the funeral expenses of the Participant’s spouse, a beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); or
(e)any other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.
Whether a Participant has an Unforeseen Emergency shall be determined by the CHRO or his or her designee, based upon the relevant facts and circumstances.
2.23.“Variable Compensation Plan” means the Linde plc Annual Variable Compensation Plan and successors to such plans, all as amended from time to time.
2.24.“Variable Compensation Award” means a variable compensation award under a Variable Compensation Plan.
SECTION 3:    ADMINISTRATION
The Committee shall have full discretionary authority to interpret and construe the Plan and shall supervise the administration and interpretation of the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. The Committee may delegate to one or more of its members or any other person, the right to act on its behalf in any matter connected with the administration of the Plan and has delegated authority for the Plan’s day-to-day administration to the Company’s Human

Resources Department. All decisions and acts of the Committee or its designee shall be final and binding upon all Participants, their beneficiaries and all other persons.
SECTION 4:    ELECTION TO PARTICIPATE
4.1.Participant Deferral Elections.
(a)    Prior to the beginning of each Plan Year, Eligible Employees shall be informed of the opportunity to make an election to defer their Variable Compensation Awards under the Plan. An Eligible Employee electing to defer his or her Variable Compensation Award must make an election to do so during the election period ending not later than December 31st of the Plan Year immediately preceding the Plan Year for which such Variable Compensation Award relates, or such earlier date as established by the CHRO. An Eligible Employee’s election to defer a Variable Compensation Award shall be irrevocable with respect to the Plan Year and the Variable Compensation Plan for which it is made and shall become effective only on the applicable Date of Deferral and only if, on such date, the Eligible Employee receives a Variable Compensation Award (or would have received a Variable Compensation Award but for an election to defer under the Plan). An individual who first becomes an Eligible Employee at any time during a Plan Year is not permitted to make a deferral election with respect to any Variable Compensation Award earned for such Plan Year.
(b)    Prior to each Plan Year beginning after December 31, 2008, the CHRO, in his or her sole discretion, shall designate the Designated Employees for such Plan Year and such designation shall be in effect only for the Plan Year to which it applies. Each Designated Employee for such Plan Year shall be informed of the opportunity to make an election to defer under the Plan all or a portion of his or her base salary earned in such Plan Year. A Designated Employee electing to defer all or any portion of his or her base salary must make an election to do so during the election period ending not later than December 31st of the Plan Year immediately preceding the Plan Year in which such base salary will be earned, or such earlier date as established by the CHRO. A Designated Employee’s election to defer base salary shall be irrevocable with respect to the Plan Year and shall be effective only for such Plan Year and only while such Designated Employee remains employed by the Company. An individual who first becomes an Eligible Employee at any time during a Plan Year is not permitted to make a deferral election with respect to any base salary earned for such Plan Year.
(c)    Any elections made pursuant to this Section 4.1 shall be made in accordance with such procedures as may be established from time to time by the Company’s Human Resources Department.
b.Company Contributions.
(a)    Shortly after the end of each Plan Year, and without requiring any election to participate in this Plan, the Company will credit each Eligible Employee, including an individual who first becomes an Eligible Employee during such Plan Year, with an amount equal to both the Company matching contribution rate, if any, applicable to such Employee under the Savings Plan (based on his or her actual Savings Plan contribution rate in effect as of the end of the Plan Year to which such credit relates) and/or the Company contribution rate, if any, applicable to such Employee under the Savings Plan, in each case multiplied by that portion of such Employee’s compensation (as defined in the Savings Plan but without regard to either Code Section 401(a)(17) or any deferrals under this Plan) for the Plan Year to which such credit relates, which exceeds the maximum amount of compensation permitted to be taken into account for such Plan Year under Code Section 401(a)(17).

(b)    Company Contributions shall be credited to each eligible Participant in arrears, as of the relevant Date of Deferral, provided that such Participant is then employed by the Company and has not incurred a Separation from Service. Notwithstanding the foregoing, if the Participant has Separated from Service prior to the relevant Date of Deferral by reason of his or her death, Disability, Retirement, or termination by the Company other than for cause, the Company shall credit the Participant as of the relevant Date of Deferral with the appropriate Company Contributions even though such Participant is not employed by the Company on said Date of Deferral. Except as otherwise provided in Section 5.1(f), all Company Contributions credited on a Participant’s behalf shall become vested at the same time and to the same extent as comparable contributions made under the Savings Plan. All unvested Company Contributions held on a Participant’s behalf as of his or her Separation from Service shall be immediately forfeited.
SECTION 5:    PAYMENTS TO PARTICIPANTS AND BENEFICIARIES
5.1    Time of Payment.
(a)    Subject to Sections 5.1(d) and (e): (i) a Participant who Retires shall receive payment of any vested Company Contributions credited on his or her behalf and adjusted for any earnings or losses under Section 7, during the January of the Plan Year immediately following his or her Retirement; and (ii) a Participant who Separates from Service prior to Retirement shall receive payment of any vested Company Contributions credited on his or her behalf and adjusted for any earnings or losses under Section 7, as soon as administratively possible following the date of his or her Separation from Service, but no later than 90 days after such date. Notwithstanding any provision in this Plan to the contrary, any vested Company Contributions credited on such Participant’s behalf with respect to the Plan Year in which he or she Retires or otherwise Separates from Service, shall be paid (along with any applicable earnings or losses on such amount as determined under Section 7) as soon as administratively practicable following Date of Deferral of such Company Contribution, but no later than 90 days after such Date of Deferral.
(b)     Subject to Sections 5.1(c), (d) and (e): (i) a Participant who Retires shall receive (or commence, in the case of installments) payment of his or her previously deferred Variable Compensation Awards and/or base salary, and any earnings or losses credited with respect to such deferrals under Section 7, during the January of the Plan Year immediately following his or her Retirement; and (ii) a Participant who Separates from Service prior to Retirement shall receive (or commence, in the case of installments) payment of his or her previously deferred Variable Compensation Awards and/or base salary, and any earnings or losses credited with respect to such deferrals under Section 7, as soon as administratively possible following the date of his or her Separation from Service, but no later than 90 days after such date. Participants shall be deemed to have elected to defer all such amounts until their Retirement/Separation from Service in accordance with this Section 5.1(b) unless a contrary election is made pursuant to Section 5.1(c) below.
(c)    Notwithstanding any provision in this Plan to the contrary, a Participant may, at the time of electing to defer a Variable Compensation Award and/or base salary, make an irrevocable election to receive payment of such deferred amounts during a specific future payment year other than the year including the applicable Date of Deferral. A Participant making such an election shall receive (or commence, in the case of installments) payment of any such amount in the January of the elected future payment year. A Participant may elect differing future payment dates for each year’s deferrals and may elect differing future payment dates with respect to deferrals of Variable Compensation Awards and base salary elected for the same Plan Year.
(d)    A Participant who has an Unforeseen Emergency may elect to receive payment of any or all of his or her vested Company Contributions, deferred base salary, deferred Variable Compensation Awards, and any earnings or losses credited to him or her pursuant to Section 7 of this Plan; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency plus any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a distribution made under this Section 5.1(d).
(e)    Notwithstanding any provision in this Plan to the contrary, and irrespective of any election made by the Participant under the Plan, if a Participant dies at any time before having received payment of his or her entire vested benefit under this Plan (including payment of remaining installments), payment of the Participant’s entire remaining vested benefit shall be made in full to the Participant’s Beneficiary in a single payment as soon as administratively possible following the date the Participant’s death, but no later than 90 days after such date, provided, however, that any vested Company Contributions credited on such Participant’s behalf with respect to the Plan Year of his or her death, shall be paid (along with any applicable earnings or losses on such amount as determined under Section 7) as soon as administratively practicable following Date of Deferral of such Company Contribution, but no later than 90 days after such Date of Deferral.
(f)    Notwithstanding any provision in this Plan to the contrary, all Company Contributions shall fully vest and each Participant shall receive a lump sum payment of his or her entire benefit under this Plan (and any election to receive installment payments shall be disregarded) at such time as the Board determines that a Change in Control has occurred. Such payment shall be made in full within 45 days after the Change in Control; provided, however, that a Participant who satisfies criteria established by the Committee or the CHRO, as determined in the sole discretion of the Committee or the CHRO, may elect, at the time and in the manner designated by the Committee or the CHRO, to waive the right to receive a lump sum payment of his or her entire Plan benefit upon a Change in Control and such waiver shall be considered the deletion of such Participant’s Change in Control payment event as contemplated under Treasury Regulation Section 1.409A-2(b)(6). Any Participant who makes such election shall receive payment of his or her Plan benefit at such time and in such form as otherwise provided under the Plan. Any such election shall be valid if, and only if, made at least one year prior to the effective date of any Change in Control, and shall not count as a subsequent election as described in Section 5.5.
(g)    Notwithstanding any provision in this Plan to the contrary, with respect to any Participant who, at the time of his or her Retirement or other Separation from Service, is a “Specified Employee” (as defined in Treasury Regulation Section 1.409A-1(i)), payment of benefits pursuant to Sections 5.1(a) or (b) shall commence no sooner than six (6) months after the date of such Participant’s Retirement or other Separation from Service to the extent required under Treasury Regulation Section 1.409A-3(i)(2).
5.2    Form of Payments.
(a)    Except as otherwise provided in this Section 5.2, all benefits payable under this Plan shall be paid in a single lump sum.
(b)    In the event that, prior to January 1, 2005, a valid election was received from a Participant to receive payment of all or any portion of his or her Plan benefit in annual installments over a designated period, payment of the portion of such Participant’s Plan benefit to which such prior election applies shall be made in accordance with such election.
(c)     Effective as of July 15, 2014, a Participant may, at the time of electing to defer a Variable Compensation Award and/or base salary, make an irrevocable election to receive payment of such deferred amounts in substantially equal annual installments over a period of ten years. A Participant may elect differing future payment forms for each year’s deferrals and may elect differing future payment forms with respect to deferrals of Variable Compensation Awards and base salary elected for the same Plan Year. Any installment payments elected will commence as of the applicable time set forth in Section 5.1 with subsequent annual installments payable in the calendar month including the anniversary of the date the first installment payment was made. With respect to any amounts subject to a deferral election made prior to January 1, 2015 (other than amounts covered by Section 5.2(b) hereof), an election to receive installment payments shall be subject to the Subsequent Election requirements under Section 5.5 hereof.
5.3    Payment in U.S. Dollars or Shares. All amounts which, at the time of payment, were accruing at the Fixed Income Rate, shall be paid in U.S. dollars and all amounts which, at the time of payment, were accruing under the Stock Value Rate, shall be paid in shares of Linde common stock.
5.4    Reduction of Payments. All payments under this Plan shall be reduced by any and all amounts that the Committee (or its designee) determines in its sole discretion are required to be withheld pursuant to applicable law.
5.5    Subsequent Elections – Additional Deferrals and Changes in Form of Payment. Notwithstanding Sections 5.1 and 5.2, a Participant who has made an election to defer a Variable

Compensation Award and/or base salary in accordance with Section 4.1 hereof, may make a subsequent election to further defer payment of such amount and/or to change the form of payment from a single lump sum to substantially equal annual installments over a period of ten years (collectively, a “subsequent election”), provided such subsequent election is made in accordance with the following provisions:
(a)    The subsequent election must be made no later than 12 months prior to the date the Participant would otherwise have commenced receiving payments of the redeferred amounts had the subsequent election not been made;
(b)    With respect to the subsequent election applicable to any amount previously deferred until a specific future payment date in accordance with Section 5.1(c), the subsequent election must provide for the further deferral of the amount for a period of not less than five years from the date payment would otherwise have been made (or commenced, in the case of installments) had the subsequent deferral election not been made;
(c)    With respect to the subsequent election applicable to any amount previously deferred until Retirement or Separation from Service in accordance with Section 5.1(b), the subsequent election must provide for the further deferral of the amount for a period of not less than five years, nor more than ten years, from the date payment would otherwise have been made (or commenced, in the case of installments) had the subsequent election not been made;
(d)    For each original deferral election there may be only one subsequent election made pursuant to this Section 5.5; provided, however, that for purposes of this Section, a Participant’s election to defer base salary and a Variable Compensation Award payable for the same year shall be treated as two separate deferral elections and one subsequent election may be made with respect to each; and
(e)     No such subsequent election shall apply to the payment of any Company Contributions.
5.6    Domestic Relations Orders. Notwithstanding any provision in this Plan to the contrary, the payment of all or any portion of a Participant’s Plan benefit may be made to an alternate payee upon or earlier than the time otherwise specified in this Section 5, to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B) or a successor Section).
SECTION 6:    BENEFICIARIES
A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive any payments to be made following the Participant’s death. If no such designation is on file with the Company at the time of a Participant’s death, the Participant’s Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Savings Plan. If the Participant has not effectively designated a beneficiary under the Savings Plan, or if no beneficiary so designated has survived the Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant’s death, despite mail notification to the Beneficiary’s last known address, and if the Beneficiary has not made a written claim for benefits within such period to the CHRO, the Beneficiary shall be treated as having predeceased the Participant. The CHRO may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the CHRO may consider to be appropriate. The CHRO may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.
SECTION 7:    EARNINGS ACCRUALS
7.1    General. All amounts deferred under the Plan, including elective deferrals and Company Contributions, shall be credited with earnings and losses from the applicable Date of Deferral through the date such amount is paid out, or withdrawn, pursuant to Section 5. Earnings under this Section 7.1 shall accrue at the rate elected in accordance with Section 7.2.
7.2    Earnings Accrual Rate.
(a)    Accrual Rates. Earnings accruing in accordance with Section 7.1 shall accrue at the Fixed Income Rate, the Stock Value Rate, or a combination of the two Rates.
(b)    Initial Election. Subject to Section 7.2(c), a Participant shall designate at the time of the election to defer base salary and/or Variable Compensation Awards under Section 4.1, which accrual rate or rates shall apply to each deferral, provided that such elections must be in 10% increments. Such election shall be effective as of the Date of Deferral. All Company Contributions shall at all times accrue earnings and losses at the Stock Value Rate.
(c)    Election Changes. A Participant may elect to change the accrual rate under this Section 7.2 with respect to any or all previously deferred base salary and/or Variable Compensation Awards under the Plan from the Fixed Income Rate to the Stock Value Rate. Any such election changes shall be effective as of January 1st of the Plan Year following the Plan Year in which the election change is received by the Company in accordance with procedures established by the Company’s Human Resources Department. No portion of a Participant’s Plan benefit accruing earnings and losses at the Stock Value Rate, including previously deferred base salary, Variable Compensation Awards and any Company Contributions, may be reallocated at any time from the Stock Value Rate to the Fixed Income Rate. Further, if a Participant has elected to receive any portion of his Plan benefit in installments, the Participant may not change the accrual rate applicable to such portion once installment payments of the portion have commenced.
SECTION 8:    GENERAL PROVISIONS
8.1    Prohibition of Assignment of Transfer. Except to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B) or a successor Section), any assignment, hypothecation, pledge or transfer of a Participant’s or Beneficiary’s right to receive payments under the Plan shall be null and void and shall be disregarded.
8.2    Plan Not To Be Funded. The Company is not required to, and will not, for the purpose of funding the Plan, segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under the Plan shall be no greater than the right of an unsecured general creditor of the Company.
8.3    Effect of Participation. Neither selection as an Eligible Employee, nor an election to participate, nor participation, in the Plan, shall entitle an Eligible Employee to receive a Variable Compensation Award, or affect the Company’s right to discharge an Eligible Employee or a Participant.
8.4    Absence of Liability. No officer, director or employee of the Company shall be personally liable for any act or omission to act, under the Plan, of any other person, or, except in circumstances involving bad faith, for such officer’s, director’s or employee’s own act or omission to act.

8.5    Titles for Reference Only. The titles given herein to Sections and subsections are for reference only and are not to be used to interpret the provisions of the Plan.
8.6    Connecticut Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with Connecticut law.
8.7    Amendment. The Board may amend the Plan at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. In addition, any amendment which does not significantly affect the amount of any past or future, benefits under the Plan may be authorized by the CHRO.
8.8    Plan Termination. The Board may terminate the Plan at any time. In the event the Plan is terminated, a Participant’s entire Plan benefit shall then be distributed to the Participant (or Beneficiary) so long as such termination and distribution meets (a), (b) or (c) below:
(a)    The termination and liquidation of the Plan takes place within 12 months of Linde’s corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), and the deferred amounts are included in Participants’ gross incomes in the earliest of (x) the taxable year in which the amount is actually received, or (y) the latest of the following: (I) the calendar year in which the Plan termination and liquidation occurs; (II) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (III) the first calendar year in which the payment is administratively practicable;

(b)    The termination and liquidation of the Plan is pursuant to irrevocable action taken by Linde within 30 days before, or 12 months following, a Change in Control, provided that all other plans that allow Participants to make non-qualified deferrals that are aggregated with this Plan are terminated and liquidated such that all deferred compensation under the terminated plans and this Plan is paid out within 12 months of the date Linde takes all necessary action to terminate and liquidate the plans; or
(c)    Linde’s determination to terminate and liquidate the Plan does not occur proximate to a downturn in Linde’s financial health, Linde terminates and liquidates all plans that would be aggregated with this Plan if the Participants in the Plan had deferrals of compensation under the other plans, no payments in liquidation of the Plan are made within 12 months of the date Linde takes all necessary action to irrevocably terminate and liquidate the Plan (other than making payments that would be made regardless of whether the action to terminate and liquidate the Plan had occurred), and payments are made within 24 months of the date Linde takes all action to irrevocably terminate and liquidate the Plan.
8.9    409A Compliance. This Plan is intended to constitute a “nonqualified deferred compensation plan” within the meaning on Code Section 409A(d)(1), and is to be construed and administered in a manner consistent therewith.

                            LINDE INC.

                            By:_______________________________

                            Title:

                            Date:______________________________
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